Exhibit 99.1

news release

NYSE: TC

November 16, 2012	TSX: TCM

THOMPSON CREEK PRICES $350 MILLION SENIOR SECURED NOTES OFFERING

Denver, Colorado — Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”)  today announced the pricing of an offering of $350,000,000 aggregate principal amount of its 9.75% Senior Secured First Priority Notes due 2017 (“Senior Secured Notes”).  The Senior Secured Notes offering is expected to close, subject to customary closing conditions, on November 27, 2012.

The Company intends to use the proceeds from the offering for general corporate purposes, including capital expenditures relating to the development of its Mt. Milligan copper-gold mine.   In connection with the closing of this offering, the Company intends to terminate its revolving credit facility, under which no debt is outstanding.

The Senior Secured Notes will be fully and unconditionally guaranteed by certain wholly-owned subsidiaries of the Company.  The Senior Secured Notes and the related guarantees will be secured by a first-priority lien subject to permitted liens on substantially all of the Company’s and the guarantors’ property and assets.  The Senior Secured Notes are not convertible into equity of Thompson Creek.

The offering is being made in the United States pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov.

The offering is being made in Canada pursuant to an effective Canadian base shelf prospectus that has been filed on SEDAR.  A preliminary prospectus supplement related to the offering was filed with, and is available on, SEDAR at http://www.sedar.com.

Deutsche Bank Securities Inc. served as the sole book-running manager of the Senior Notes offering.

Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Senior Secured Notes may be obtained from the Sole Book-Running Manager, Deutsche Bank Securities Inc., by telephone at 1-800-503-4611, by email to prospectus.CPDG@db.com or by mail to Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of Senior Secured Notes or any other security of the Company, nor shall there be any sale of the Senior Secured Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified North American mining company.   The Company produces molybdenum at its 100%-owned Thompson Creek Mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako Mine in northern British Columbia. Its principal executive office is in Denver, Colorado and its Canadian administrative office is in Vancouver, British Columbia.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking statements’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.  Forward-looking statements include statements with respect to: the actual or anticipated timing or amount of securities offerings, the terms of the securities offered, future financial or operating performance of Thompson Creek or its subsidiaries and its projects; future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate grades, and recovery; statements as to the projected development of Mt. Milligan and other projects, including expected production commencement dates; Mt. Milligan development costs; operating goals of Thompson Creek or its subsidiaries; and future molybdenum prices.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include, among others, risks related to whether the offered securities will be sold, general business, economic, competitive, political and social uncertainties including global economic conditions; volatility in molybdenum prices; labor cost and materials cost fluctuations; foreign currency fluctuations; energy price fluctuations; project delays; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek’s share price; changes in environmental regulation; actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; mining and processing conditions; construction delays and related disruptions in production; costs of capital expenditures; industrial accidents; weather and geological related conditions; permitting and regulatory matters (including penalties, fines, sanctions and shutdowns); and failure of plant, equipment or processes to operate as anticipated.  Additional factors that could cause Thompson Creek’s results to differ from those described in the forward-looking statements can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s Annual Report on Form 10-K and in Part II, Item 1A of Thompson Creek’s Quarterly Reports on Form 10-Q, and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Christine Stewart Renmark Financial Communications Inc. Tel: (416) 644-2020 cstewart@renmarkfinancial.com